UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
August 31, 2016
 Date of Report (date of earliest event reported)
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OPGEN, INC.
 (Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)
(240) 813-1260
(Registrant's telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
As previously disclosed in the Current Report on Form 8-K filed on September 2, 2016 (the "Initial Form 8-K"), Kevin Krenitsky, M.D. ("Dr. Krenitsky") resigned as President of OpGen, Inc. (the "Company") on August 31, 2016.  This Form 8-K/A amends the Initial Form 8-K to provide disclosure regarding the material terms of a Separation Agreement between the Company and Dr. Krenitsky.
Item 5.02  — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 1, 2016, the Company and Dr. Krenitsky entered into a Separation Agreement and General Release (the "Separation Agreement"), which became effective on September 8, 2016.
The Separation Agreement provides that the Company will pay separation payments to Dr. Krenitsky consisting of three months' base salary, coverage of health insurance premiums for three months and acceleration of vesting of certain stock option and restricted stock unit awards, and an extended period to exercise vested stock options.  The separation payments are consideration for the Company's receipt of a release of employment-related and other claims, liabilities and causes of action, and confirmation of Dr. Krenitsky's continued compliance with various restrictive covenants relating to, among other things, protection of the Company's confidential information, and non-competition, non-solicitation and non-disparagement covenants.
This is a summary of the material terms of the Separation Agreement.  The Separation Agreement is attached to this Form 8-K/A as Exhibit 10.1 and its terms are incorporated by reference herein.
Item 9.01 —  Financial Statements and Exhibits.
Exhibit No.	Description
10.1	Separation Agreement and General Release, effective September 8, 2016, by and between OpGen, Inc. and Kevin Krenitsky, M.D.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPGEN, INC.

Date: September 9, 2016	By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer